                                                                    EXHIBIT 99.1

SKYWORKS MEDIA RELATIONS:                   SKYWORKS INVESTOR RELATIONS:
Lisa Briggs                                 Thomas Schiller
(949) 231-4553                              (949) 231-4700


                 SKYWORKS ANNOUNCES PROPOSED FOLLOW-ON OFFERING

WOBURN, MASS., SEPT. 8, 2003 - Skyworks Solutions, Inc. (Nasdaq: SWKS), the industry's leading semiconductor company focused on radio frequency (RF) and complete cellular system solutions, today announced that it plans to publicly offer shares of its common stock for an aggregate public offering price of approximately $100,000,000, subject to market conditions. Terms and pricing are to be determined by the company, and are subject to market conditions. The offering would be made from a registration statement covering shares of common stock that became effective in August 2003.

      It is expected that Credit Suisse First Boston LLC will be the lead underwriter for the offering.

      This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A shelf registration statement relating to the shares that the company intends to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus will be available from Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, New York, New York, 10010-3629, telephone: (212) 325-2580.

ABOUT SKYWORKS

      Skyworks Solutions, Inc. is the industry's leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company is focused on providing front-end modules, RF subsystems and cellular systems to handset, WLAN and infrastructure customers.

      Skyworks is headquartered in Woburn, Mass., with executive offices in Irvine, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan and Asia Pacific. For more information please visit www.skyworksinc.com.

SAFE HARBOR STATEMENT

      This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "believes," "plans," "may," "will," "continue," similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

      These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings.

      These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

      Note to editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the U.S. and in other countries. All other brands and names listed are trademarks of their respective companies.

                                      # # #